Exhibit 10.20

Option No.:

ELEVATE CREDIT, INC.

2014 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Elevate Credit, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its common stock (the “Stock”) to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2014 Equity Incentive Plan (the “Plan”).

Grant Date:

Name of Optionee:

Optionee’s Social Security Number:         -    -

Number of Shares Covered by Option:

Option Price per Share:

Vesting Start Date:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is neither a stock certificate nor a negotiable instrument.

ELEVATE CREDIT, INC.

2014 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Option	This option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting

Term	This Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. This Option will expire earlier if your status as a Service Provider terminates, as described below.

Regular Termination	If your status as a Service Provider terminates for any reason, other than death, Disability or Cause, then this Option will expire at the close of business at Company headquarters on the 90th day after your termination date. As used herein, “Cause” means, as determined by the Board and unless otherwise provided in an applicable employment agreement with the Company or a Subsidiary or affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or a subsidiary or affiliate.

Termination for Cause	If your status as a Service Provider is terminated for Cause, then you shall immediately forfeit all rights to this Option and this Option shall immediately expire.

Death

If your status as a Service Provider terminates because of your death, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after your date of death. During that 12-month period, your estate or heirs may exercise the vested portion of this Option.

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your status as a Service Provider not on account of your death, Disability or Cause), and a vested portion of this Option has not yet been exercised, then this Option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of this Option.

Disability	If your status as a Service Provider terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

Leaves of Absence

For purposes of this Option, your status as a Service Provider does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, your status as a Service Provider will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your status as a Service Provider terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your status as a Service Provider terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form, attached as Exhibit A, at the address given on the form. Your notice must specify how many Shares you wish to purchase (in a parcel of at least 100 Shares generally). Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company. If you are married, you must also include the Spousal Consent form, attached as Exhibit B, signed by your spouse with the Notice of Exercise.

If someone else wants to exercise this Option after your death, then that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the Shares you are purchasing in cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

Withholding Taxes	You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of Shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, then this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in this Option in any other way.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to. engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

Investment Representation	If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, then you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company’s Right of First Refusal	If you propose to sell, pledge or otherwise transfer to a third party in a bona fide, arm’s length transaction any Shares acquired upon exercise of this Option, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If you want to transfer any Shares acquired upon exercise of this Option, then you must give a written transfer notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee (“Transfer Notice”).

The Transfer Notice must be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company will have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph and in no event at a price per Share greater than the Fair Market Value on the date of the Transfer Notice). The Company must notify you in writing of its intent to exercise or to elect not to exercise its Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company, provided, however, that if the Company does not notify you in writing of its intent to exercise its Right of First Refusal within such 30-day period the Company shall be deemed to have automatically exercised its Right of First Refusal hereunder and the Company’s only obligation shall be the payment of the purchase price for such Shares as provided herein.

If the Company elects not to exercise its Right of First Refusal within thirty (30) days after the date it received the Transfer Notice, then you may, not later than ninety (90) days following the Company’s receipt of the Transfer Notice, conclude a transfer of the Share only on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above.

If the Company exercises its Right of First Refusal, or is deemed to have exercised its Right of First Refusal as provided above, the sale of the Shares to the Company shall occur on the terms set forth in the Transfer Notice within sixty (60) days after the date the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice). However, if under the Transfer Notice payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, then the Company can pay for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of Shares under this Right of First Refusal, at the option of the Company, the Company may pay you the purchase price in three (3) or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

The Company’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

The Company’s Right of First Refusal shall terminate in the event that Common Stock is listed on an established national or regional stock exchange, is admitted for quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market.

Right to Repurchase

Following termination of your Service for any reason, the Company shall have the right to purchase all of those Shares that you have or will acquire under this Option. If the Company exercises its right to purchase the Shares, then the Company will notify you of its intention to purchase such Shares. The Company will consummate the purchase within one (1) year (or ninety (90) days to the extent required by applicable law) of the termination of your status as a Service Provider or, in the case of Shares acquired after the termination of your status as a Service Provider, within one (1) year (or ninety (90) days to the extent required by applicable law) of the date of exercise.

The purchase price shall be the Fair Market Value of the Shares on the date of termination of your status as a Service Provider if the Company exercises its right to purchase such Shares within ninety (90) days of the termination of your status as a Service Provider or exercises its right within ninety (90) days of the date of your exercise of this Option following termination of your status as a Service Provider; otherwise the purchase price shall be the Fair Market Value of the Shares on the date the Company gives you notice of its intent to exercise its right to purchase the Shares.

The Company’s rights of repurchase shall terminate in the event that the Common Stock is listed on an established national or regional stock exchange, is admitted for quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market.

Retention Rights

Neither this Option nor this Award Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or affiliates) in any capacity. The description of vesting schedules in this Agreement in units of years or months shall not be construed as guaranteeing you any term of employment to the end of any such period of time or for any period of time. The Company (and any Parent, Subsidiary or affiliate) reserve the right to terminate your status as a Service Provider at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for this Shares has been issued. No adjustments to the number of Shares you are entitled to acquire under this Option are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Shares, the number of Shares covered by this Option and the option price per Share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. This Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law	This Award Agreement will be interpreted and enforced under the laws of the State of Delaware, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Award Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Other Agreements	You agree, as a condition of the grant of this Option, that in connection with the exercise of the Option, you will execute such document(s) as necessary to become a party to any stockholder agreement or voting trust as the Company may require.

Certain Dispositions	If you sell or otherwise dispose of any Shares acquired pursuant to the exercise of this Option following termination of the Company’s Right of First Refusal and sooner than the one (1) year anniversary of the date you acquired the Shares, then you agree to notify the Company in writing of the date of sale or disposition, the number of Share sold or disposed of and the sale price per Share within thirty (30) days of such sale or disposition.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit A

NOTICE OF EXERCISE

The undersigned hereby gives notice to Elevate Credit, Inc. (the “Company”) of the desire to purchase shares of common stock of the Company pursuant to Non-Qualified Stock Option Agreement No«Grant».

1.	Exercise of Option.

Name:
Date:
Shares to be Exercised:
Price:

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Stock as follows. (Check all that apply and complete as appropriate. The total payment must equal the purchase price of the Shares.)

	☐	cash in the amount of $

	☐	check in the amount of $

	☐	by surrender of shares owned and held for more than six months with a value of $ represented by certificate number (If allowed by the Company)

	☐	pursuant to a broker transaction with (If allowed by the Company)

3.	Share Registration. The Shares are to be registered (Check one only):

	☐	in Purchaser’s name, or

	☐	in Purchaser’s name and the name of Purchaser’s spouse, as joint tenants with right of survivorship

Purchaser’s spouse’s name:

Purchaser’s spouse’s Social Security No.: - -

4.	Acknowledgement. Investing in the Shares involves risks. A Purchaser of the Shares may not be able to sell them, and the Shares could lose some or all of their value. Therefore, by exercising an option to purchase the Shares, the option holder risks losing the funds used to exercise this Option. In exercising this Option, the Purchaser acknowledges these risks, and represents that he or she has had the opportunity to consult with a financial advisor regarding such risks.

Sign Here
Social Security No.: - -	Address:

Exhibit B

SPOUSAL CONSENT

I am the Spouse of the Optionee who has signed the Elevate Credit, Inc. Non-Qualified Stock Option Agreement (the “Agreement”) and Notice of Exercise. I have read and consent to all provisions of the Agreement, the Notice of Exercise, and the Company’s 2014 Equity Incentive Plan. I further agree to take no action to delay or hinder any transfer of shares of the Company in accordance with the Notice of Exercise. I agree that any community property rights and any other interest I may have in the Option or shares acquired pursuant to the exercise thereof will be subject and subordinate to the requirements of the Notice of Exercise and that the Company and the other stockholders of the Company need not seek any further consent from me and may deal with my spouse in connection with all matters under the Notice of Exercise.

Date:

(Signature)

(Print Name)